Exhibit 99.1

Investor/Media Contact:

Arthur Shannon

arthur.shannon@bauschhealth.com

(514) 856-3855

(877) 281-6642 (toll free)

BAUSCH HEALTH ANNOUNCES LAUNCH OF PRIVATE OFFERING OF SENIOR NOTES

LAVAL, Quebec, May 9, 2019 — Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company”) announced today that it has launched an offering of $750,000,000 aggregate principal amount of senior notes due 2028 (the “2028 Notes”) and $750,000,000 aggregate principal amount of senior notes due 2029 (the “2029 Notes” and, together with the 2028 Notes, the “Notes”). Bausch Health intends to use the net proceeds from the offering of the Notes, along with cash on hand, to repurchase $1,500 million aggregate principal amount across the Company’s outstanding 5.50% Senior Notes due 2023 (the “5.50% Notes”) and 5.875% Senior Notes due 2023 (the “5.875% Notes” and, together with the 5.50% Notes, the “Existing Notes”) pursuant to tender offers announced today, and to pay related fees and expenses. This announcement does not constitute an offer to purchase or the solicitation of an offer to sell the Existing Notes.

The Notes will be guaranteed by each of the Company’s subsidiaries that are guarantors under the Company’s credit agreement and existing senior notes. Consummation of the offering of the Notes is subject to market and other conditions, and there can be no assurance that the Company will be able to successfully complete this transaction on the terms described above, or at all.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This news release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Forward-looking Statements

This news release may contain forward-looking statements, including, but not limited to, our financing plans, including the offering of the Notes and the details thereof, including the proposed use of proceeds therefrom, the tender offers, and other expected effects of the offering of the Notes and the tender offers. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the aggregate amount of notes tendered pursuant to the tender offers (which could lead to repurchases of other notes) and risks and uncertainties discussed in our most recent annual and quarterly reports and detailed from time to time in our other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, except as required by law.

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